UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  March 1, 2016

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive office and registrant's telephone number	IRS Employer Identification Number
001-36518	NEXTERA ENERGY PARTNERS, LP	30-0818558
700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000

State or other jurisdiction of incorporation or organization:  Delaware

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)
As previously reported, on February 12, 2015, Moray P. Dewhurst, Chief Financial Officer of NextEra Energy Partners, LP’s (NEP) general partner, NextEra Energy Partners GP, Inc. (NEP GP), and a director, advised NEP GP’s Board of Directors of his intention to retire from both roles in the spring of 2016 as part of a planned succession process. Effective March 4, 2016, upon Mr. Dewhurst’s retirement from the foregoing positions, NEP GP’s Board of Directors appointed John W. Ketchum to the positions of Chief Financial Officer and a director of NEP GP. As the Chief Financial Officer of NEP GP, Mr. Ketchum will serve as NEP’s principal financial officer.

Mr. Ketchum, age 45, served as NextEra Energy, Inc.’s (NEE) Senior Vice President, Finance since February 2015. From December 2013 to February 2015, he was Senior Vice President, Business Management and Finance and from December 2012 to December 2013, he was Senior Vice President, Business Management of NEE’s wholly owned subsidiary, NextEra Energy Resources, LLC (NEER). Mr. Ketchum served as Vice President, General Counsel & Secretary of NEER from June 2009 to December 2012. NEP GP is an indirect wholly owned subsidiary of NEE.

Mr. Ketchum is an employee of NEE and, as such, will not receive any compensation from NEP GP or NEP for his service as NEP’s principal financial officer or for his service on the Board of Directors of NEP GP.

(d)	With respect to the appointment of Mr. Ketchum as a director of NEP GP, reference is made to Item 5.02(c) hereof which is incorporated by reference in this Item 5.02(d).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  March 1, 2016

NEXTERA ENERGY PARTNERS, LP
(Registrant)

By:	NextEra Energy Partners GP, Inc., its general partner

CHARLES E. SIEVING
Charles E. Sieving General Counsel

2